EXHIBIT 10.8

                            PATENT LICENSE AGREEMENT


                           LICENSE NUMBER: 00-1001R


       THIS AGREEMENT, made effective on the 30th day of June, 2000, by and between Honeywell International Inc., (hereinafter "Honeywell"), a corporation organized and existing under the laws of the State of Delaware and having a place of business at 2000 East 95th Street, P.O. Box 419159, Kansas City, Missouri 64141-6159, and Itec - International Technologies (hereinafter "Licensee"), a corporation organized and existing under the laws of the State of Delaware and having a place of business at 11152 North Street Road, Utica, OH 43080.

WHITNESSETH:
       WHEREAS, Honeywell, pursuant to Contract No. DE-AC04-76DP00613 (hereinafter "Prime Contract") with the United States Government, as represented by the Department of Energy (Hereinafter "DOE") has developed and /or obtained rights to Proprietary Rights, subject to the DOE nonexclusive, nontransferable, irrevocable, paid-up license for the United states Government and certain march-in rights and any other conditions of waivers granted by the DOE; and

WHEREAS, Licensee desires to obtain non-exclusive rights in a limited field of use in the Proprietary Rights.

       NOW THEREFORE, in consideration of the foregoing premises, covenants, and agreements contained herein, Honeywell and Licensee (collectively the "Parties") hereto agree to be bound as follows:
1. Definitions
1.1 "Proprietary Rights" shall mean the patents listed in Exhibit A, which is attached to and incorporated into this Agreement.
1.2 "Products" shall mean any and all products manufactured, used, sold, or transferred by Licensee covered by one or more claims of the Proprietary Rights.
1.3 "Services" shall mean any and all services provided which utilize the methods encompassed in one or more of the claims of the Proprietary Rights.
1.4 "Gross Sales" shall mean the total amounts invoiced to purchasers during the accounting period in question for products and/or services sold by Licensee. Gross Sales in the case of Products used or transferred or Services performed shall mean the total amounts invoiced for such products or Services, but not less than fair market value of products and/or services as if they were sold to an unrelated third party in similar quantities. Gross Sales shall exclude sales tax or similar tax shown on the invoice to be paid by buyer to Licensee.

2. Grants
2.1 Subject to the terms and conditions of this agreement, Honeywell hereby grants to Licensee a non-exclusive, nontransferable, worldwide license to practice the methods and to make, use, and sell, the products and/or Services covered by the Proprietary Rights limited to the field of use of separating and recovering motor oil from high density polyethylene plastic (HDPE). No license, either expressed or implied, is granted by Honeywell to Licensee hereunder with respect to any patent or information except as specifically provided herein.
2.2 No license, either expressed or implied, is granted hereunder to use as a trademark or otherwise the words "Honeywell" or any other trademark or product name of Honeywell or any word or mark similar thereto unless otherwise specified herein.
2.3 Licensee may indicate the products are made under license from Honeywell by suitable legend, if the form of such legend and the extent of Licensee's use thereof have received prior written approval of Honeywell. Honeywell may amend or revoke prior approvals to use such legends at any given time during the term of this Agreement, and all rights to use such legends shall terminate with this Agreement.
2.4       No rights to sublicense are granted Licensee under this Agreement.
2.5 Licensee agrees that as resulting Products generated as a result of this Agreement may not be substantially manufactured in the United States, alternate net economic and technical benefits will flow to the United States in the form of products readily available in the market that will facilitate recycling and provide for a cleaner environment.
2.6 Nothing in this Agreement shall constitute, or be construed to be, a limitation or restriction upon any right otherwise possessed by Licensee to export or sale for export any Product, or parts therefore, in any country and on which royalties shall be paid as provided in this Agreement.
2.7 Licensee agrees to observe all applicable United States and foreign laws, regulations, rules, and decrees with respect to the transfer of the proprietary Rights and related technical data to foreign countries. FAILURE TO CONFORM TO SUCH LAWS, REGULATIONS, RULES AND DECREES MAY RESULT IN CRIMINAL LIABILITY UNDER U.S. LAWS.
2.8 The grant hereunder is subject to the DOE nonexclusive, nontransferable, irrevocable, paid-up license for the United States Government and certain march-in rights and any other conditions of waivers granted to the Proprietary Rights.

3. Consideration
3.1 In consideration of the rights and licenses granted in this Agreement, Licensee agrees to the provisions of Exhibit B and Exhibit C attached to and incorporated into this Agreement.
3.2 No royalties shall be owed on any Products sold to Honeywell, Federal Manufacturing & Technologies.
3.3 Upon termination of this Agreement for any reason whatsoever, any royalties that remain unpaid shall be properly reported and paid to Honeywell within thirty (30) days of any such termination.
3.4 Payment of royalties due shall be made during the month following the calendar quarter covered thereby in U.S. Dollars, payable to the order of Honeywell International Inc., pursuant to the report to be transmitted in accordance with section 4 below. All amounts paid in USA currency are to be calculated at the official rate of exchange on the last day of the calendar quarter for which payment is due, or if more than one rate of exchange is available, then at the most favorable rate to Honeywell for such day.
3.5 Any and all funds or financial receivables owed to Honeywell by the Licensee under this Agreement that remain overdue for a period of 90 days or more after date of invoice shall be declared delinquent, and Honeywell shall have the right, but not the obligation, to refer any or all such delinquent receivables to any collection agency or agencies for collection according to whatever DOE procedures, rules and requirements are then in effect for overdue or delinquent collections.
3.6 Licensee grants and agrees to grant to Honeywell a free, irrevocable, non-exclusive, nontransferable, worldwide license to make, have made, use, sell and/or practice the proprietary Rights and related products or services, under any improvement patent rights or technical information relating to proprietary Rights as to which Licensee has the right, during the life of this agreement, to make the grants herein provided. Licensee shall (a) provide Honeywell with a copy of each patent and patent application licensed hereunder within (60) days after this Agreement is executed or after the filing or acquisition by Licensee, and (b) at Honeywell's expense provide in complete detail the technical information licensed hereunder, and (c) execute any documents and agreements Honeywell deems necessary to perfect its rights under this section.

4. Records and Reports
4.1 Licensee agrees to keep adequate and sufficiently detailed records of utilization of the Proprietary Rights to enable royalties payable hereunder to be determined and to make such records available for inspection by authorized representatives of Honeywell at any time during the regular business hours of Licensee. Licensee agrees that any additional records of Licensee, as Honeywell may reasonably determine are necessary to verify the utilization of proprietary Rights, shall also be maintained during and for a minimum of three
          (3) years following termination of this Agreement.
4.2 Within thirty (30) calendar days after the close of each calendar quarter during the term of this Agreement, Licensee shall furnish Honeywell a written report providing:
(a)a list of all separately identifiable types (i.e. model numbers or equivalent) of Products sold, leased or otherwise utilized, or Services rendered,
(b)the quantity of each type of product or service,
(c)the Gross sales for each type of product or Service,
(d)sales to any U.S. governmental agency
(e)a separate report shall be prepared for each country in which Products or Services are sold,
(f)amount of royalties due in U.S. Dollars for the preceding calendar quarter pursuant to the provisions hereof.

1. Technical Assistance
1.1 Honeywell agrees, upon the written request of Licensee, to assist Licensee in obtaining necessary approvals for technical assistance at Honeywell's facilities under appropriate agreements. The cost of such technical assistance shall be paid by the Licensee.

2. Patent Provisions
2.1 Licensee shall place appropriate patent notices on Products which incorporate any invention covered by any licensed Proprietary Rights.
2.2 Licensee shall give notice of any suspected or discovered third party infringement to Honeywell. Honeywell may, in its sole discretion, take appropriate action to stop or prevent such infringement, including the filing and prosecution of patent litigation; and Honeywell shall have the right to include Licensee as a party in such litigation where necessary for the conduct thereof. If Honeywell and Licensee desire and agree to joint participation in any infringement suit or other enforcement action with respect to any of the Products or Services, the respective responsibilities of the parties, and their contributions to the costs and participation in recoveries, will be agreed upon in writing prior to undertaking such joint enforcement action.
2.3 Licensee and Honeywell agree to cooperate in the prosecution of any such legal actions or settlement actions undertaken under this section and each will provide to the other all pertinent data in its possession which may be helpful in the prosecution of such actions.
2.4 In the event of any actual or threatened infringement suit against Licensee or its customers which would affect the manufacture, use, or sale of Products or Services, Licensee shall promptly give written notice of such actual or threatened suit to Honeywell and Honeywell will make available to Licensee free of charge information in its possession which Honeywell believes will assist Licensee in defending or otherwise dealing with such suit.
2.5 Licensee is aware that DOE concurrence mat be required in certain situations including those involving litigation and/or changes to patent rights.

3. Representations and Warranties
3.1 Honeywell represents and warrants that Exhibit A contains a complete listing of all proprietary rights licensed pursuant to this Agreement and that Honeywell has the right to grant the rights, licenses, and privileges granted herein.
3.2 Honeywell represents and warrants that it has received no notice of any claim of infringement made to date against Honeywell for practicing the Proprietary Rights anywhere in the world. Honeywell makes no representation to Licensee regarding the scope or enforceability of the Proprietary Rights and does not warrant that any Products manufactured or sold or Services performed pursuant to this agreement will not infringe patents of others.
3.3 Except as set forth above, Honeywell makes NO REPRESENTATIONS AND WARRANTIES, expressed or implied, with regard to the infringement of Proprietary Rights of any third party.
3.4 Licensee is hereby put on notice that export of any goods or technical data from the United States may require some form of license from the U.S. Government. Failure to obtain necessary export licenses may result in criminal liability of Licensee under U.S. laws.

4. Disclaimers
4.1 Neither Honeywell, DOE, nor persons acting on their behalf will be responsible for any injury to or death of persons or other living things or damage to or destruction of property or any other loss, damage, or injury of any kind whatsoever resulting from Licensee's manufacture, use or sale of materials, information, or Proprietary Rights hereunder.
4.2 EXCEPT AS SET FORTH ABOVE, NEITHER Honeywell, DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, OR COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATERIALS, OR INFORMATION FURNISHED HERUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION MAY NOT INFRINGE PRIVATELY OWNED RIGHTS; (3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, HONEYWELL, AND DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL MANUFACTURED, USED, OR SOLD BY LICENSEE. NEITHER HONEYWELL, NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.
4.3 Except for patent infringement actions, Licensee agrees to indemnify Honeywell, the DOE, and persons acting in their behalf for all damages, costs, and expenses, including attorney's fees, arising from, but not limited to, Licensee's making, using, selling, or exporting of any Products or performed Services, in whatever form furnished. Licensee warrants that it has sufficient insurance to cover its indemnification and hold harmless liabilities under this provision including coverage that recognizes this contractual liability. Licensee cannot, without 30 days prior notification to Honeywell, as listed in section 12.1, materially alter or change its coverage respecting its liabilities under this section of the Agreement. Honeywell shall have the option within 30 days to terminate Licensee's rights under this Agreement or seek an alternative mutually satisfactory to the parties.
4.4 Honeywell shall provide Licensee with accurate technical information, but Honeywell does not make any warranty and shall have no liability with respect to the technical information, Proprietary Rights or the use thereof; nor does Honeywell assume any responsibility or make any warranty with respect to Products or services, manufactured, sold or used under or as a result of this agreement.

5. Term of Agreement and Early Termination
1.1. This Agreement shall be in effect for a period of five (5) years from the effective date of this Agreement and shall automatically renew for one year periods unless written notice is given by either party to the other party of termination of this Agreement on the expiration of its original period or any of such additional yearly periods, such notice of termination by either party to be given at least 90 days prior to the effective termination date.
1.2. If either party defaults for any reason in any of its obligations hereunder, the other party will have the right to terminate this Agreement by giving written notice of termination at least sixty (60) days prior to the effective date of such termination, such notice specifying the default; however, that such notice will be of no effect and termination will not occur if the specified default is remedied prior to said effective date of termination.
1.3. Honeywell may terminate this Agreement forthwith in the event of the bankruptcy or insolvency of Licensee, an assignment for the benefit of creditors of Licensee, the nationalization of the industry which encompasses any of the Products and/or Services, any suspension of payments hereunder by governmental regulation, Licensee's failure to commence the manufacture of the Agreement, a substantial change in ownership of Licensee (whether resulting from merger, acquisition, consolidation or otherwise), another company or person acquiring control of Licensee, or the existence of a state of war between the United States of America and any country where the Licensee has a License to manufacture Products and/or Services. Such termination shall be without prejudice to any rights or claims Honeywell may have against Licensee.
1.4. At least 30 days prior to filing a petition in bankruptcy, either party must inform the other of its intention to file the petition or of another's intention to file an involuntary petition in bankruptcy. Further, failure to conform to this requirement shall be deemed a material, pre-petition, incurable breach.
1.5. If this Agreement is for any reason terminated before all of the payments herein provided for have been made (including minimum royalties for the year in which the Agreement is terminated), Licensee shall immediately submit a terminal report and pay to Honeywell any remaining unpaid balance even though the due date as provided herein has not been reached.
1.6. This Agreement shall automatically terminate upon any attempt by Licensee to transfer its interest in whole or in part of this Agreement to any other party not expressly authorized in writing by Honeywell.

2.     Rights of Parties After Termination
1.1 Neither party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination which obligation or liability accrued as of the date of such termination.
1.2 From and after any termination of this Agreement, Licensee shall have the right to sell any Products that Licensee had already manufactured prior to termination, provided that all royalties and reports required above shall be submitted to Honeywell.
1.3 From and after any termination of this Agreement, Licensee shall not manufacture nor have manufactured any Products pursuant to this Agreement.
1.4 The rights and remedies grated herein, and any other rights or remedies which the parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, Licensee shall duly account to Honeywell and transfer to it all rights to which Honeywell may be entitled under this Agreement under any valid U.S. Patent as set forth in Exhibit A. Licensee's duty to pay outstanding royalties includes, but is not limited to royalty payments from Products or Services provided pursuant to paragraph 10.2 or 10.3.

1.     Force Majeure
1.1 No failure or omission by Honeywell or by Licensee in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God; acts or omissions of any government or agency thereof, compliance with rules, regulations, or orders of any governmental authority; fire; storm; flood; earthquake; accident; acts of the public enemy; war; rebellion; insurrection; riot; sabotage; invasion; quarantine; restriction; or failures or delays in transportation.

1.     Notices
1.1 All notices and reports shall be addressed to the parties hereto as follows:

       If to Honeywell:
       Attn: Licensing Manager                       Telephone: (816) 997-2645
       Office of Business Partnerships               Facsimile: (816) 997-4094
       Honeywell International Inc.
       2000 East 95th Street
       Kansas City, MO 64141-6159

       If to Licensee:
       Gary DeLaurentiis, President                  Telephone: (740) 892-2988
       Itec - International Technologies             Facsimile: (740) 892-2985
       11152 North Street Road
       Utica, OH 43080
1.2    All payments due Honeywell should be made payable to:
       Honeywell International Inc.
       P. O. Box 412833
       Kansas City, Missouri 64141-2833
       In addition, all payments and remittances shall reference the number of the Honeywell Invoice for which payment is being made, as well as the Honeywell Technology Licensing reference account number = 06953602, and the Honeywell License number of this license as follows: 00-1001R{ellipsis}..
1.3 All notices provided herein shall be in writing and shall be deemed to have been duly given when received, if delivered personally, sent by facsimile, or sent by First Class U.S. Mail, postage prepaid, to the party entitled thereto at its above address or at such other address as designated in writing by the party in accordance with the provisions of this section.

1.     Non-Abatement of Royalties
1.1 Honeywell and Licensee acknowledge that certain of the proprietary Rights may expire prior to the conclusion of the term of this Agreement; however, Honeywell and Licensee agree that the royalty rates provided for above shall be uniform and undiminished, except pursuant to the Agreement.

1.     Waivers
1.1 The failure of Honeywell at any time to enforce any provision of this Agreement or to exercise any right or remedy shall not be construed to be a waiver of such provisions or of such rights or remedy or the right of Honeywell thereafter to enforce each and every provision, right, or remedy.

1.     Modifications
1.1 It is expressly understood and agreed by the parties hereto that this instrument contains the entire agreement between the parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto have been merged into this document and are thus suspended in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representative of both of the parties.

1.     Headings
1.1 The headings for this section set forth in this Agreement are strictly for the convenience of the parties and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

1.     Law
       17.1 This Agreement shall be construed according to the laws of the state of Missouri and the United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in duplicate, in their respective names by their duly authorized representatives.



HONEYWELL INTERNATIONAL INC.


By:       /s/ M. Caron Fisher

Name: (printed) M. Caron Fisher

Title:  Licensing Manager

Date:   7/21/00



LICENSEE:


By::          /s/ Gary M. De Laurentiis

Name (printed)   Gary M. De Laurentiis

Title:          President

Date:           8/4/00

                                  EXHIBIT A,

                              PROPRIETARY RIGHTS



U.S. Patent Number 5,711,820, "Method to Separate and Recover Plastic from Plastic Contaminated with Oil", awarded to Honeywell by the U.S. Patent and Trademark Office on January 27, 1998.


Initials:

Honeywell:   M.C.F.

Date:       7/21/00

Licensee:    G.M.D.

Date:       8/4/00

                           EXHIBIT B, AMENDMENT ONE

LICENSE FEE, ROYALTIES AND MINIMUM COMMERCIAL USE BUYOUT OPTION

B.1.   License Fee
In consideration of the rights and licenses granted herein, Licensee agrees to pay Honeywell fifty thousand ($50,000) U.S. Dollars which, shall neither be refundable nor creditable toward the royalty called for under section B.2 or
B.3. These funds shall be disbursed in three equal payments of $16,666.66 each. The first payment shall be due upon execution of this contract. The second payment shall be due May 30, 2001, the milestone for successful completion of product design. The third payment shall be due September 30, 2001, the milestone for shipment of the first machine. Payments on these dates are subject to the successful performance of activities required to meet the business plan milestones. A business plan review by Honeywell will be required if adjustments to this schedule are requested. Subsequent payment schedule adjustments will be based on the results of this review.

B.1.   Royalties
Licensee shall pay Honeywell a royalty rate of 5 per cent (5%) to be based on gross sales of all Products and Services sold in the United States and 3 per cent (3%) to be based on Products and Services sold in countries other than the United States, under the License granted under this Agreement. Royalty payments shall be due within thirty (30) days after the close of the previous calendar quarter as instructed in Section 12.2.

B.2.   Minimum Royalties
Licensee shall pay to Honeywell royalties as stated in paragraph B.1, but in no event shall royalties be less than the minimum royalties of fifty thousand ($50,000) U.S. Dollars during each calendar year. Licensee shall pay the difference between the amount of actual royalties paid and the minimum royalty within thirty (30) days after the month marking the annual anniversary of the first unit shipped, scheduled for September 2001. The first annual minimum payment will begin in October 2002.



                                    NOTICE
THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE HONEYWELL CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.


Initials:

Honeywell:   M.C.F.

Date:       7/21/00

Licensee:    G.M.D.

Date:       8/4/00

                          EXHIBIT B, AMENDMENT TWO

LICENSE FEE, ROYALTIES AND MINIMUM COMMERCIAL USE BUYOUT OPTION

B.1.   License Fee
In consideration of the rights and licenses granted herein, Licensee agrees to pay Honeywell fifty thousand ($50,000) U.S. Dollars which, shall neither be refundable nor creditable toward the royalty called for under section B.2 or
B.3. These funds shall be disbursed in two payments, the first of which will be $16,666; the second of which will be $33,334. The first payment shall be due upon execution of this contract. The next payment shall be due January 31, 2003, the milestone for shipment of the first machine. Payments on these dates are subject to the successful performance of activities required to meet the business plan milestones. A business plan review by Honeywell will be required if adjustments to this schedule are requested. Subsequent payment schedule adjustments will be based on the results of this review.

B.1.   Royalties
Licensee shall pay Honeywell a royalty rate of 5 per cent (5%) to be based on gross sales of all Products and Services sold in the United States and 3 per cent (3%) to be based on Products and Services sold in countries other than the United States, under the License granted under this Agreement. Royalty payments shall be due within thirty (30) days after the close of the previous calendar quarter as instructed in Section 12.2.

B.2.   Minimum Royalties
Licensee shall pay to Honeywell royalties as stated in paragraph B.1, but in no event shall royalties be less than the minimum royalties of fifty thousand ($50,000) U.S. Dollars during each calendar year. Licensee shall pay the difference between the amount of actual royalties paid and the minimum royalty within thirty
(30) days after the month marking the annual anniversary of the first unit shipped, scheduled for January 2003. The first annual minimum payment will begin in February 2004.



                                    NOTICE
THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE HONEYWELL CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.


Initials:

Honeywell:   M.C.F.

Date:       7/21/00

Licensee:    G.M.D.

Date:       8/4/00

                                 EXHIBIT C

                      DEVELOPMENT, COMMERCIALIZATION PLAN
Honeywell's patented technology licensed in this Agreement is being used to develop the ECO2 System for the separation of oil and plastic. Licensee agrees to invest in the commercial development of technology and market for this product by committing Licensees resources, at a minimum, to the requirements set forth in the Commercialization Plan provided by the Licensee for consideration in this Agreement dated 02/25/00.

Progress and substantiation of Licensee meeting these requirements shall be provided to Honeywell in the form of a written report received by U.S. Mail or in the form of a presentation at a meeting between the parties at the mutual convenience of said parties but no later than the first anniversary and each anniversary thereafter of the effective date thereof.




                                    NOTICE
THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE HONEYWELL CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.


Initials:

Honeywell:   M.C.F.

Date:       7/21/00

Licensee:    G.M.D.

Date:       8/4/00